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EXHIBIT 23.1.1



                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS



ELITE PHARMACEUTICALS, INC. AND SUBSIDIARIES
NORTHVALE, NEW JERSEY


We hereby consent to the inclusion in the Annual Report of Elite
Pharmaceuticals, Inc. and Subsidiaries (the "Company") on Form 10-K of our report dated June 9, 2003, except for the second and third paragraphs of Note 13, as to which the date is July 3, 2003, appearing in the Company's Form 10-K for the years ended March 31, 2003, 2002 and 2001.



                                     /s/ MILLER, ELLIN & COMPANY, LLP



New York, New York
July 15, 2003